Exhibit 4.1

Form of Warrant

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

GENIUS BRANDS INTERNATIONAL, INC.

WARRANT TO PURCHASE COMMON STOCK

Void After May 25, 2030

This Certifies That, for value received, Oak Productions, Inc. or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Genius Brands International, Inc., a Nevada corporation (the “Company”), a number of shares of capital stock of the Company as determined hereunder. This Warrant has been issued on May 25, 2020 in partial consideration of Arnold Schwarzenegger’s involvement in a new animation series by the Company currently anticipated to be entitled “Stan Lee’s Superhero Kindergarten” (the “Series”).

1.     Shares; Exercisability. Subject to the terms and conditions set forth herein, (a) this Warrant entitles the Holder to purchase up to an aggregate of 2,158,2731 shares of the Company’s Common Stock, par value $0.001 per share (the “Exercise Shares”), at a per share price of $1.39 per share (the “Exercise Price”), (b) the rights and underlying this Warrant and the Exercise Shares represented by this Warrant shall be fully vested upon issuance, and (c) this Warrant shall become immediately exercisable in whole upon the earlier of (i) May 25, 2021 and (ii) the first date that an episode of the Series is exhibited on television or is otherwise available for viewing through a streaming service or otherwise on the Internet.

2.     Definitions. As used herein, the following terms shall have the following respective meanings:

a.     “Exercise Period” shall mean the period commencing as of the date hereof and ending ten (10) years from the date hereof, unless sooner terminated as provided herein.

b.     “Exercise Price” shall have the meaning ascribed to such term in Section 1 above.

c.      “Exercise Shares” shall have the meaning ascribed to such term in Section 1 above.

3.     Exercise of Warrant. The rights represented by this Warrant may be exercised with respect to vested underlying Exercise Shares in whole or in part at any time and from time to time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as the Company may designate by notice in writing to the Holder):

a.     An executed Notice of Exercise in the form attached hereto;

b.     Payment of the Exercise Price (i) in cash or by check, (ii) by cancellation of indebtedness, or (iii) if the fair market value of one share of Exercise Shares is greater than the Exercise Price, as of the date of exercise, the net issue exercise of this Warrant pursuant to Section 4 below; and

c.      This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder promptly after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

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1       NTD; MSA shall have an identical warrant for 125,899 shares.

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The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4.     Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Exercise Shares is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Exercise Shares computed using the following formula:

X = Y (A-B)

A

Where X = the number of shares of Exercise Shares to be issued to the Holder

Y =	the number of shares of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Exercise Shares (at the date of such calculation)

B =	the Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Exercise Shares shall be:

(1)       if the Common Stock is quoted on The Nasdaq Capital Market or is traded on a securities exchange, the fair market value of a Warrant Share shall be deemed to be the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise; or

(2)       if clause (1) immediately above is not applicable, the fair market value of a Warrant Share shall be determined in reasonable good faith by the Board of Directors (using reasonable, generally accepted valuation techniques for companies in the Company’s industry, taking into account recent equity financing activities and/or significant transactions involving the Company’s equity, as applicable); provided, that, the Company shall give the Holder prompt written notice thereof following any such determination, together with reasonable data and documentation to support such determination.

5.     Covenants of the Company.

a.     Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens, encumbrances and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

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b.     No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

c.      Notices of Record Date. In the event of:

(i)              any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution;

(ii)            any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

(iii)          the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in each such case, the Company shall mail to the Holder, at least ten (10) days prior to the record date or effective date for the event specified in such notice, a notice specifying, as the case may be, (i) the date on which any such record is to be taken for the purpose of such dividend or distribution or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up) are to be determined.

6.     Representations of Holder.

a.               Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

b.               Securities Are Not Registered.

(i)    The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) and are characterized as “restricted securities” under the federal securities laws on the basis that they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Exercise Shares may be resold without registration under the Act only in certain limited circumstances. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(ii)  The Holder recognizes that the Warrant and the Exercise Shares may need to be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. In this connection, the Holder represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

c.                Disposition of Warrant and Exercise Shares.

(i)    The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

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(A)           There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(B)           The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company or the Company’s transfer agent, the Holder shall furnish to the Company such certificates, representations, agreements, and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act or applicable state securities laws, unless such Exercise Shares are being sold or transferred pursuant to an effective registration statement.

(ii)  The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

d.               Registration Rights. The Company agrees that it shall register under the Securities Act the resale of the shares issuable upon exercise of the Warrants within 30 days following the earlier of the date on which (i) none of the Company’s currently secured convertible notes are outstanding or (ii) the Company is not restricted under such secured convertible notes from filing a registration statement under the Securities Act.

e.                Rule 144 Information. The Company covenants that it will use its best efforts to file timely all reports and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use its best efforts to take such further action as a Holder may reasonably request, in each case, to the extent required from time to time to enable the Holder to, if permitted by the terms of this Warrant, sell this Warrant without registration under the Securities Act within the limitations of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the written request of the Holder, the Company will deliver to such Holder a written statement that it has complied with such requirements.

7.     Adjustment of Exercise Price.

a.     Reclassifications, Stock Splits, Combinations, Etc. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

b.     Assumption of Warrant. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company (an “Acquisition”), this Warrant shall be assumed or an equivalent warrant substituted by the successor corporation or a parent of the successor corporation at the election of such successor corporation. For the purposes of this paragraph, this Warrant shall be considered assumed if, following the Acquisition, the warrant or right confers the right to purchase or receive, for each share of Exercise Shares subject to this Warrant immediately prior to the Acquisition, the consideration (whether stock, cash, or other securities or property) received in the Acquisition by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock).

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c.      Certificate as to Adjustments. When any adjustment is required to be made in the Exercise Shares or the Exercise Price pursuant to this Section 6, the Company shall promptly mail to Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

8.     Dilution Fee. In the event any dividends are declared with respect to the Common Stock, the holder of this Warrant as of the record date established by the Board of Directors for such dividend shall be entitled to receive as a dilution fee (the “Dilution Fee”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends that such holder would have received had this Warrant been exercised for purchase of Common Stock as of the record date of such dividend, such Dilution Fee to be payable on the payment date of the dividend established by the Board of Directors (the “Dilution Fee Payment Date”). The record date for any such Dilution Fee shall be the record date for the applicable dividend, and any such Dilution Fee shall be payable to the persons in whose name this Warrant is registered at the close of business on the applicable record date.

9.     Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

10.  No Shareholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

11.  Transfer of Warrant. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

12.  Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13.  Amendment; Termination. This Warrant may be terminated, and any term of this Warrant may be amended or waived, with the written consent of the Company and Holder.

14.  Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be dispatched by personal delivery or by a nationally recognized, overnight courier service (with tracking capability), addressed in each case to the party entitled thereto at the following addresses: (a) if to the Company, to Genius Brands International, Inc., 190 N. Canon, 4th Floor, Beverly Hills, CA 90210, and (b) if to Holder, to Oak Productions, Inc., 310 Main Street, Santa Monica, CA 90405, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery or one business day after mailing if by a nationally recognized, overnight courier service.

15.  Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

16.  Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

[Signature Page Follows]

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In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of May 25, 2020.

GENIUS BRANDS INTERNATIONAL, INC.

By:
Name:
Title:

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NOTICE OF EXERCISE

TO: GENIUS BRANDS INTERNATIONAL, INC.

(1)       ☐        The undersigned hereby elects to purchase ________ shares of Common Stock of GENIUS BRANDS INTERNATIONAL, INC. (the “Company”) pursuant to the terms of the attached Warrant, and (choose one):

☐ herewith makes payment of ___________________________ Dollars ($_________) in payment of the exercise price in full, together with all applicable transfer taxes, if any;

or

☐ elects to Net Exercise the Warrant pursuant to Section 4 thereof in payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)       Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

________________________

(Name)

________________________

________________________

(Address)

By its signature below, the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant to the extent applicable, including Section 6(c) thereof.

_______________ (Date)	____________________ (Signature) _____________________ (Print name)

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ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: ______________________________________________________________________________

                                                                                   (Please Print)

Address: ____________________________________________________________________________

                                                                                   (Please Print)

Dated: __________, 20__

Holder’s

Signature: ________________________________

Holder’s

Address: _________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant to the extent applicable, including Section 6(c) thereof.

Signature

By:
Its: